EXHIBIT 10.10
SIDE LETTER

THIS SIDE LETTER (this “Agreement”) is entered into as of August 31, 2012 (the “Agreement Date”), by and between Nanya Plastic Corporation (“NPC”), a company incorporated under the laws of the Republic of China (“ROC” or “Taiwan”) with the principal place of business at 3F, No. 201 Tung-Hwa North Road, Taipei, Taiwan and Integrated Circuit Solution Inc. (the “ICSI”), a company incorporated under the laws of ROC with the principal place of business at No. 2, Technology 5th Rd., Science-Based Industrial Park, Hsin-Chu 300, Taiwan (NTC and ICSI are each referred to, individually as a “Party,” and collectively as the “Parties”).

A.
On or about the Agreement Date, Nanya Technology Corporation (“NTC”) and ICSI entered into a share subscription agreement (the “SSA”), whereby NTC is to issue to ICSI certain number of Private Placement Shares (as defined in the SSA) at the price of NT$1.7 per share, and ICSI is to subscribe for and purchase from NTC 190,588,235 Private Placement Shares at the aggregate share subscription price of NT$324,000,000 (the “Private Placement Share Subscription”).

B.
NPC desires to sell to ICSI, and ICSI desires to purchase from NPC, certain number of outstanding NTC common shares at the aggregate share purchase price of NT$486,000,000 by non-paired block trade, conducted after market (the “Non-Paired Trade”) in pursuant to the applicable Taiwan laws and regulations (the “Share Purchase”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE IDEFINITIONS
Section 1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, capitalized terms used in this Agreement shall have the respective meanings set forth below:
“Agreement” means this Side Letter.
“Agreement Date” shall have the meaning set forth in the preamble of this Agreement.
“Closing Date” shall have the meaning set forth in Section 3.1.
“NT$” means New Taiwan Dollars, the lawful currency of the ROC.
“NPC” shall have the meaning set forth in the preamble of this Agreement.
“NTC” shall have the meaning set forth in the preamble of this Agreement.
“Party” or “Parties” shall have the meaning set forth in the preamble of this Agreement.

“Person” means any natural person, corporation, joint stock company, limited liability company, association, partnership, firm, joint venture, organization, business, trust, estate or any other entity or organization of any kind or character.
“Private Placement Shares” shall have the meaning set forth in Section 2.1 of SSA.
“ROC” shall have the meaning set forth in the preamble of this Agreement.
“Shares” means the common shares of NTC.
“Taiwan” shall have the meaning set forth in the preamble of this Agreement.
Section 1.2    General Interpretative Matters.
(a)Unless the context requires otherwise, (i) all references to Sections, Articles or Exhibits are to Sections, Articles or Exhibits of or to this Agreement, (ii) words in the singular include the plural and vice versa, (iii) the term “including” means “including without limitation,” and (iv) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this Agreement as a whole and not to any individual section or portion hereof. Unless otherwise denoted, all references to “NT$” or dollar amounts will be to lawful currency of the ROC. All references to “day” or “days” mean calendar days.
(b)No provision of this Agreement will be interpreted in favor of, or against, any party hereto by reason of the extent to which (i) such party or its counsel participated in the drafting thereof, or (ii) such provision is inconsistent with any prior draft of this Agreement or such provision.
ARTICLE II
SHARES PURCHASE
Section 2.1 Share Purchase Price. The Parties agree that the price per Share for the Share Purchase shall be the closing price of the Shares at the Taiwan Stock Exchange on September 5, 2012 (the “Purchase Price Per Share”).
Section 2.2 Non-Paired Trade. Each of NPC and ICSI shall coordinate with each other to engage a securities firm to conduct the Non-Paired Trade at the Purchase Price Per Share and in accordance with the Taiwan laws and regulations. In case the Non-Paired Trade results in a fractional Share, the number of Shares to be purchased by ICSI shall be rounded down to the nearest whole number; provided that the aggregate purchase price for the Share Purchase payable by ICSI will not exceed NT$486,000,000.
ARTICLE III
CLOSING
Section 3.1 Closing of Share Purchase. Subject to Section 3.3 of the SSA, the closing of the Share Purchase shall take place on September 5, 2012 (the “Closing Date”).
ARTICLE VI

REPRESENTATIONS
Section 4.1 NPC Representation. NPC represents and warrants that as of the Agreement Date and as of the Closing Date, the execution and delivery of this Agreement by NPC and the consummation of the transactions contemplated hereunder have been duly authorized and approved by its Board of Directors, or its shareholders as necessary, and that on the Closing Date, the Shares sold to ICSI by NPC hereunder are free from any encumbrance, and can be freely transferred by ICSI after the Closing Date.
Section 4.2 ICSI Representation. ICSI represents and warrants that as of the Agreement Date and as of the Closing Date, the execution and delivery of this Agreement by ICSI and the consummation of the transactions contemplated hereunder have been duly authorized and approved by its Board of Directors or its shareholders as necessary.

ARTICLE V
MISCELLANEOUS
Section 5.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight or recognized international carrier or when delivered by hand, or (c) delivery in person, addressed at the following addresses (or at such other address for a Party as shall be specified by like notice):
if to NPC:
Nanya Plastic Corporation

Attn: President Office
Facsimile:886-2-27178533
With a copy to NTC:
Nanya Technology Corporation
Attn: Finance Division
Facsimile:886-3-3961041
Tel:886-3-3281688 ext. 1280
if to ICSI:

Integrated Circuit Solution Inc.

No. 2, Technology 5th Rd.,
Science-Based Industrial Park,
Hsin-Chu 300, Taiwan, ROC
Finance Division
Tel:886-3-5666633
Facsimile: 886-3-5783374
Section 5.2 Waiver. The failure at any time of a Party to require performance by the other Party of any responsibility or obligation required by this Agreement shall in no way affect a Party’s right to require such performance at any time thereafter, nor shall the waiver by a Party of a breach of any provision of this Agreement by the other Party constitute a waiver of any other breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself.
Section 5.3 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated by either Party in whole or in part to any other Person without the prior written consent of the non-assigning Party. Any purported assignment in violation of the provisions of this Section 5.3 shall be null and void and have no effect.
Section 5.4 Amendment. This Agreement may not be amended or modified without the written consent of both Parties.
Section 5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the ROC, without giving effect to its conflict of laws principles.
Section 5.6 Jurisdiction; Venue. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the Taoyuan District Court, located in Taoyuan, Taiwan, and each Party consents and submits to the exclusive jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.
Section 5.7 Headings. The headings of the Articles and Sections in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.
Section 5.8 Entire Agreement. This Agreement, together with the Appendices, Exhibits and Schedules hereto and the agreements and instruments referred to herein, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof.
Section 5.9 Severability. Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in full force and effect in all other respects. Should any provision of this Agreement be or become ineffective because of changes in applicable law or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby. If such circumstances arise, the Parties shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by applicable law.
Section 5.10 Further Assurances. The Parties agree: (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement.
Section 5.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 5.12 Fees and Taxes. Each Party shall bear the fees incurred by such Party for drafting, negotiation, conclusion and delivery of this Agreement and for consummation of the Paired Trade as well as the taxes payable by such Party pursuant to the Taiwan laws and regulations.

[Signature Page Follows]

The Parties have caused this Agreement to be executed and delivered as of the date first written above.

NANYA PLASTIC CORPORATION

By: /s/ C.C. Wu
______________________________
Name: C. C. Wu
Title: President of NPC

INTERGRATED CIRCUIT SOLUTION INC.

By: /s/ Scott Howarth
________________________________
Name: Scott Howarth
Title: Authorized Representative and CEO of ISSI